CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Intercardia, Inc. on Form S-8 (File No.___________) of our report dated October 19, 1995, on our audits of the financial statements of Intercardia, Inc. as of September 30, 1995 and 1994 and for the year ended September 30, 1995 and the period from inception (March 15, 1994) to September 30, 1994, which report is included in the Company's Registration Statement on Form S-1 (File No. 33-80219) and incorporated by reference in this registration statement on Form S-8.

COOPERS & LYBRAND L.L.P.
Raleigh, North Carolina
September 26, 1996